                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                      ACCEPTANCE INSURANCE COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No Fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3) Filing Party:
--------------------------------------------------------------------------------

     (4) Date Filed:

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

                    ACCEPTANCE INSURANCE COMPANIES INC. LOGO
                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 SOUTH 15TH STREET
                                SUITE 600 NORTH
                                OMAHA, NE 68102
                                 (402) 344-8800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1997

To Shareholders:

     Please take notice that the Annual Meeting of Shareholders of Acceptance Insurance Companies Inc. (the "Company") will be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, on May 29, 1997, at 10:00 a.m., local time. At the meeting, shareholders will be asked to consider and vote upon the following matters:

     (1) The election of nine directors to hold office until the Annual Meeting in 1998 or until the election and qualification of their successors;

     (2) The approval of the 1997 Employee Stock Purchase Plan;

     (3) The ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent accountants; and

     (4) Such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 22, 1997, will be entitled to vote at the Meeting or any adjournment thereof. A list of shareholders entitled to notice of and to vote at the Meeting will be available for inspection at the offices of the Company during the ten days preceding the Annual Meeting.

                                          By Order of the Board of Directors,
                                          DONN E. DAVIS
                                          Secretary

Omaha, Nebraska
April 29, 1997

                   YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND
              RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ENCLOSED
               ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT
            AT THE MEETING AND VOTE IN PERSON. IN THE EVENT YOU WISH
                     TO ATTEND THE MEETING, YOU MAY REVOKE
                         YOUR PRIOR PROXY BY SO VOTING.

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 SOUTH 15TH STREET
                                SUITE 600 NORTH
                                OMAHA, NE 68102

                          ---------------------------

                                PROXY STATEMENT
                          ---------------------------

                          MAILING DATE: APRIL 29, 1997

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1997

                                I. INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies to be used in voting at the annual meeting of shareholders of the Company to be held at 10:00 a.m., local time, May 29, 1997, at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, or at any adjournments thereof (the "Annual Meeting" or the "Meeting"). The Proxy is being solicited by the Company on behalf of the Board of Directors, and this Proxy Statement, together with the accompanying Proxy, is being mailed to shareholders on or about April 29, 1997.

                               VOTING AND PROXIES

RECORD DATE; VOTING RIGHTS

     Only holders of record of the Company's Common Stock at the close of business on April 22, 1997 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 15,290,608 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

MATTERS TO BE VOTED UPON; VOTE REQUIRED

     At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

          (1) The election of nine directors to serve until the Annual Meeting in 1998 or until the election and qualification of their successors. Nominees receiving a plurality of the votes cast at the Meeting will be elected as directors of the Company.

          (2) The approval of the 1997 Employee Stock Purchase Plan. Approval of such plan requires the affirmative vote of a majority of the votes cast at the Meeting.

          (3) The ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants. Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast at the Meeting.

     Directors and certain executive officers of the Company and their affiliates own 4,199,935 shares of Common Stock, approximately 27.5% of the total outstanding shares, and have advised the Company that they intend to vote FOR the election of the Director nominees, approval of the 1997 Employee Stock Purchase Plan, and ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants.

SOLICITATION OF PROXIES

     The Company has borne and will bear all costs of this solicitation. Following the original mailing of this Proxy Statement and accompanying materials, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and facsimile or telegraph. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries, which are holders of record of the Company's Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such holders of record for their reasonable expenses incurred in connection therewith.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

BOARD RECOMMENDATION

     Properly executed Proxies will be voted in accordance with shareholders' directions. If no directions are given, Proxies will be voted FOR the election of the director nominees, the proposed 1997 Employee Stock Purchase Plan, and the ratification of the appointment of the Company's principal independent public accountants. The Board of Directors recommends a vote FOR each of the matters submitted to shareholders for approval at the Annual Meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal which a holder of Common Stock intends to present at next year's Annual Meeting of shareholders must have been received by the Secretary of the Company, at the address appearing on the first page of this Proxy Statement, no later than January 2, 1998, in order to be included in the Proxy Statement and the form of a Proxy relating to that meeting.

               II. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, the shareholders will consider and vote upon: (1) the election of directors who will serve until the Annual Meeting of Shareholders held in 1998 or until the election and qualification of their successors; (2) the approval of the 1997 Employee Stock Purchase Plan ("ESPP"); and (3) the ratification for Deloitte & Touche LLP as principal independent public accountants for the Company for 1997.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will be asked to elect a board of nine directors to hold office until the Annual Meeting held in 1998 or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company's Board of Directors. All of the nominees currently serve as directors of the Company. If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the board.

NOMINEES

                                                        POSITION, PRINCIPAL OCCUPATIONS
               NAME AND AGE                                 AND OTHER DIRECTORSHIPS
               ------------                             -------------------------------
Jay A. Bielfield(1), 51...................  Mr. Bielfield has been a director of the Company since
                                            December 1992. Mr. Bielfield is an employee of Little
                                            Caesar International, Inc. Mr. Bielfield is a director
                                            of Major Realty Corporation.
Kenneth C. Coon(2), 46....................  Mr. Coon is Chairman and Chief Executive Officer of the
                                            Company and has been a director of the Company since
                                            December 1992. He served as Interim Chief Executive
                                            Officer of the Company beginning in February 1992, and
                                            as Chairman and President from December 1992 until March
                                            1994, whereupon he was elected Chairman and Chief
                                            Executive Officer. Mr. Coon has been President and Chief
                                            Executive Officer, and a director, of Acceptance
                                            Insurance Holdings Inc. since its formation and of each
                                            of its subsidiaries since their formation or
                                            acquisition; and, since August 1993 has served as a
                                            director of The Redland Group, Inc., and each of its
                                            subsidiaries, all of which are subsidiaries of the
                                            Company. Mr. Coon also serves as a director of Major
                                            Realty Corporation.
Edward W. Elliott, Jr.(2)(4), 53..........  Mr. Elliott has been a director of the Company since
                                            December 1992. Mr. Elliott is Vice-Chairman and Chief
                                            Financial Officer of Franklin Enterprises, Inc., a
                                            private investment management firm located in Deerfield,
                                            Illinois. Mr. Elliott also serves as a director of
                                            Warehouse Club, Inc.
Robert LeBuhn(3), 64......................  Mr. LeBuhn has been a director of the Company since
                                            December 1992. Mr. LeBuhn is a private investor. He was
                                            Chairman of Investor International (U.S.), Inc., an
                                            investment firm in New York, New York, until September
                                            1994. Mr. LeBuhn serves as a director of USAir Group,
                                            Inc., Cambrex Corp., New Jersey Steel, and Enzon, Inc.
Michael R. McCarthy(2)(4), 45.............  Mr. McCarthy has been a director of the Company since
                                            December 1992. Mr. McCarthy has been Chairman and a
                                            director of McCarthy & Co., a firm engaged in the
                                            investment banking business in Omaha, Nebraska, since it
                                            was organized in 1986. He is also a director and
                                            Chairman of McCarthy Group, Inc., which is an investment
                                            and merchant banking firm and the parent of McCarthy &
                                            Co. Mr. McCarthy also serves as a director of Major
                                            Realty Corporation.
John P. Nelson(2), 56.....................  Mr. Nelson has been President and Chief Operating
                                            Officer of the Company since March 1994, and a director
                                            since August 1993. Mr. Nelson serves as either Chairman
                                            or President and a director of The Redland Group, Inc.,
                                            and its insurance subsidiaries, all of which are
                                            subsidiaries of the Company. Since August 1993 he has
                                            served as a director of Acceptance Insurance Holdings
                                            Inc. and each of its subsidiaries.

                                                        POSITION, PRINCIPAL OCCUPATIONS
               NAME AND AGE                                 AND OTHER DIRECTORSHIPS
               ------------                             -------------------------------
R. L. Richards(1), 48.....................  Mr. Richards has been a director of the Company since
                                            January 1991. Mr. Richards serves as Managing Director
                                            of RDT Limited, a private investment company located in
                                            Dublin, Ohio. Prior to the organization of RDT Limited
                                            in December 1994, he served as President and director of
                                            its predecessor and has held various positions with that
                                            company since 1978.
David L. Treadwell(3), 42.................  Mr. Treadwell has been a director of the Company since
                                            December 1992. Mr. Treadwell has been director, Chairman
                                            and Chief Executive Officer of Major Realty since March
                                            1992. Mr. Treadwell also is President of Heritage
                                            Network, Incorporated, which is responsible for a
                                            portfolio of investments, including operating businesses
                                            in automotive supply, newspaper publishing, real estate
                                            development and residential construction. Mr. Treadwell
                                            has also been Community Bank Director of Old Kent Bank,
                                            SE, since April 1992.
Doug T. Valassis(3), 44...................  Mr. Valassis has been a director of the Company since
                                            December 1992. Mr. Valassis is President and Chief
                                            Operating Officer and a director of Franklin
                                            Enterprises, Inc., an investment management firm in
                                            Deerfield, Illinois. Mr. Valassis also serves as a
                                            director of Warehouse Club, Inc., and serves as a
                                            director and officer of Lindner Investments,
                                            Massachusetts Trust, a complex of six investment funds;
                                            Mr. Valassis serves as director for each of the six
                                            funds.

-------------------------
(1) Member of the Audit Committee of the Company.

(2) Member of the Executive Committee of the Company.

(3) Member of the Compensation Committee of the Company.

(4) Member of the Nominating Committee of the Company.

                  PROPOSAL 2 -- APPROVAL OF THE 1997 EMPLOYEE
                              STOCK PURCHASE PLAN

     There will be presented to the shareholders at the Annual Meeting a proposal to approve the 1997 Employee Stock Purchase Plan. The Plan is set forth as Annex A hereto.

     Approval of the adoption of the ESPP requires the affirmative vote of a majority of the votes cast at the Meeting.

                PROPOSAL 3 -- RATIFY APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for the Company for 1997. The appointment of independent public accountants by the Board of Directors is submitted for ratification by the shareholders. Although shareholder approval is not required, if the shareholders do not ratify the appointment, the Board of Directors will reconsider the matter.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by shareholders.

               III. INFORMATION ABOUT THE COMPANY, DIRECTORS AND
                               EXECUTIVE OFFICERS

           MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

     The Board of Directors met four times and took action by unanimous consent on one occasion in 1996. All of the nominees for director served on the Board of Directors throughout 1996. There are four committees of the Board, an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee.

     The Executive Committee may exercise certain limited powers of the Board of Directors. It met once in 1996. The Audit Committee has authority to review internal audit and financial controls, and to recommend to the Board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls, and approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee met once in 1996. The Compensation Committee reviews the compensation of the executive officers of the Company, and makes recommendations to the Board of Directors regarding such compensation and awards under the various compensation plans adopted by the Company. The Compensation Committee met once in 1996. The Nominating Committee recommends director nominees to the Board of Directors. The Nominating Committee did not meet in 1996. The Nominating Committee intends to recommend nominees to the Board based solely upon the deliberations of the Nominating Committee.

     During 1996, each director participated in at least 75% of the meetings or actions by consent of the Board of Directors and each committee on which he sat.

                           COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not full-time employees of the Company receive an annual retainer of $10,000 plus $1,000 for attendance at each meeting of the Board of Directors, $1,000 for attendance at each meeting of a Committee on which the director sits occurring other than on a day when the directors meet, and $500 for each such meeting occurring on a day when the directors meet. Non-employee directors who serve as Chairman of a Board Committee, receive an additional $3,000 annual retainer.

     Messrs. Bielfield, Coon and McCarthy are directors, and Mr. Treadwell is Chairman and Chief Executive Officer and a director, of Major Realty Corporation ("Major Realty"). Non-employee directors of Major Realty are paid $2,500 for each meeting of directors attended in person. Mr. Treadwell is employed on a month-to-month basis under an Employee Lease Agreement with Mr. Treadwell's primary employer, Heritage Network, Incorporated ("Heritage"). Under the Employee Lease Agreement, Mr. Treadwell is required to devote such time to his duties as Chief Executive Officer of Major Realty as he and the Major Realty Board determine to be necessary, and through April 1, 1997, Major Realty paid to Heritage $25,000 annually for Mr. Treadwell's services. Effective April 1, 1997, the Employee Lease Agreement was extended for one additional year, and compensation for Mr. Treadwell's services as Chief Executive Officer remained at $25,000. Major Realty will pay an additional $75,000 success fee if Mr. Treadwell sells the remaining assets of Major Realty by the scheduled termination date of the Employee Lease Agreement. Major Realty also has granted to Mr. Treadwell an option to purchase, during a period ending 10 days after termination of his employment by Major Realty, termination of the Employee Lease Agreement, or a change of control of Major Realty, 100,000 shares of Major Realty common stock for $2.7679 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Treadwell, a director and member of the Compensation Committee, is Chairman, Chief Executive Officer and a director of Major Realty Corporation. Mr. Coon, Chairman, Chief Executive Officer and a director of the Company, is a director of Major Realty Corporation. See "Compensation of Directors" for information with respect to compensation paid to or on behalf of Mr. Treadwell by Major Realty Corporation in 1996. Mr. Coon receives $2,500 per meeting as director fees from Major Realty Corporation, and received $2,500 in 1996. Major Realty does not have a compensation committee, and compensation issues are determined by its Board of Directors.

                               EXECUTIVE OFFICERS

     The individuals identified below are the executive officers of the Company who have been appointed by the Board of Directors and who served in the capacities indicated at December 31, 1996. Executive officers normally are appointed annually by the Board of Directors and serve at the pleasure of the Board.

Kenneth C. Coon, 46........  Chairman and Chief Executive Officer of the Company
                             and a director of the Company since December 1992. He served as Interim Chief Executive Officer of the Company beginning in February 1992, and as Chairman and President from December 1992 until March 1994, whereupon he was elected Chairman and Chief Executive Officer. Mr. Coon has been President and Chief Executive Officer and a director of Acceptance Insurance Holdings Inc. since its formation and of each of its subsidiaries since their formation or acquisition; and, since August 1993 has served as a director of The Redland Group, Inc. and each of its subsidiaries, all of which are subsidiaries of the Company. Mr. Coon also serves as a director of Major Realty Corporation.

John P. Nelson, 56.........  President and Chief Operating Officer of the
                             Company since March 1994, and a director since August 1993. Mr. Nelson serves as either Chairman or President and a director of The Redland Group, Inc., and its insurance subsidiaries, all of which are subsidiaries of the Company. Since August 1993 he has served as a director of Acceptance Insurance Holdings Inc. and each of its subsidiaries.

G. Thomas Bolton, 51.......  Senior Vice President, Claims since January 1996.
                             Mr. Bolton came to Acceptance from Arthur Andersen LLP, where he was a Property and Casualty Claims Consultant. Prior to that time he was employed for 16 years by, and was the Eastern Territorial Claim Executive and Assistant Vice President for, the Home Insurance Group.

Greg D. Ewald, 43..........  Senior Vice President of Underwriting of the
                             Company since October 1993. Mr. Ewald has been Vice President of Underwriting for Acceptance Insurance Company and Acceptance Indemnity Insurance Company since April 1990. Prior thereto, Mr. Ewald was Vice President, Treaty Underwriting, at Underwriters Reinsurance Company.

William J. Gerber, 39......  Vice President, Investments and Investor Relations
                             of the Company since December 1992, and of Acceptance Insurance Holdings Inc. since July 1, 1991. Beginning in August 1987, he was Director of Financial Reporting and Acquisitions for the Company. Prior thereto, he was a certified public accountant with Coopers & Lybrand.

Richard C. Gibson, 61......  Executive Vice President of The Redland Group,
                             Inc., since August 1993, and effective January 1996, President of American Growers and Chairman and Chief Executive Officer of American Agrisurance, Inc., a wholly-owned marketing subsidiary of the Company. Mr. Gibson served as President of American Agrisurance, Inc., from its formation in November 1976 until January 1996. From 1973 through 1976, Mr. Gibson was Vice President and Marketing Manager of Blakley Crop Hail and prior to that time, from 1964 through 1973 Branch Manager of the Crop Division of the Insurance Company of North America.

Robert W. Haney, 55........  Senior Vice President of Claims of the Company
                             since July 1993. For the prior 11 years, Mr. Haney was Assistant Vice President of Claims for Empire Fire & Marine Insurance Company.

Peter A. Knolla, 50........  Assistant Secretary of the Company since December of 1992. He has been Secretary of the majority of the Acceptance subsidiaries since July of 1991. Prior to that time he was associated with the Central National Insurance Group and Empire Fire and Marine Insurance Company for 15 years.

Georgia M. Mace, 47........  Treasurer and Chief Financial Officer of the
                             Company since May 1992. Ms. Mace has been Treasurer and Chief Financial Officer of Acceptance Insurance Company since its formation and of each of the Acceptance subsidiaries since their formation or acquisition. She also has served as a director of Acceptance Insurance Company and Phoenix Indemnity Insurance Company since their formation. Ms. Mace formerly was Treasurer of Cornhusker Casualty, a division of Berkshire Hathaway.

George P. Mang, 66.........  Senior Vice President and Chief Operating Officer
                             of Phoenix Indemnity since April 1994. Mr. Mang served as Secretary of Phoenix Indemnity from its organization in 1988 until 1994. Prior to that time, Mr. Mang was Executive Vice President of Statewide Insurance for 25 years.

Mark R. Shapland, 38.......  Vice President and Chief Actuary since August 1996.
                             During the preceding six years, Mr. Shapland was an actuary with Zurich Insurance Company, and Vice President and Chief Actuary with Empire Fire & Marine Insurance Company.

Raymond N. Siebert, 49.....  Vice President of Administration for the Company
                             since May 1995. Prior to that, Mr. Siebert was an Assistant Vice President for Systems and Operations for the Home Insurance Company. Mr. Siebert held various administrative and operations support positions at Home Insurance for 13 years. He also has held positions in a similar capacity for the IL. FAIR Plan, Chubb and Son, and Allstate Insurance Co., dating back to 1975.

Bruce W. Slaughter, 60.....  Senior Vice President of Redland Insurance Company
                             since October of 1995. Prior to coming with Acceptance Insurance Companies in October of 1994, Mr. Slaughter was Executive Vice President of Home Insurance Company. Prior to that time he was Vice President with Chubb Insurance Group, having been with them for a period of 24 years.

Joseph G. Smith, 42........  Vice President of Budget, Audit and Strategic
                             Planning since August 1993. Mr. Smith served as Vice President and Treasurer of Redland Insurance Company from September 1982 to October 1994. Prior to joining Redland, Mr. Smith worked as a certified public accountant with Ernst & Whinney for six years.

Thomas D. Stamm, 50........  Senior Vice President of Acceptance Insurance
                             Company since October 1993. Prior to that time, Mr. Stamm was a founding officer and Senior Vice President of Underwriting for the Scottsdale Insurance Company. Prior to that time, Mr. Stamm was a Vice President of Underwriting for Great Southwest Fire Insurance Company for 10 years.

John R. Svoboda, 44........  Vice President of Regulatory Affairs for the
                             Company since July 1991. He has been with the Company since 1987. For the prior 13 years Mr. Svoboda was a Senior Examiner with the Nebraska Department of Insurance.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for each of the three years ended December 31, 1996, the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                        ANNUAL COMPENSATION              COMPENSATION
                                  --------------------------------   --------------------
                                                                      DEFERRED
            NAME AND                                                 CASH BONUS   OPTION         OTHER
       PRINCIPAL POSITION         YEAR       SALARY       BONUS(1)   PAYABLE(2)     (#)     COMPENSATION(3)
       ------------------         ----       ------       --------   ----------   ------    ---------------
Kenneth C. Coon.................  1996      $275,875      $166,163    $120,663    280,000       $24,602(4)
  Chairman, Chief Executive       1995       270,000       183,163     166,163     70,000         8,696(4)
  Officer and Director            1994       259,375        45,500      62,500     50,000         7,310(4)
John P. Nelson..................  1996       253,750        94,160      83,160    220,000        17,396
  President, Chief Operating      1995       247,500        94,160      94,160     30,000            --
  Officer and Director            1994       228,982        11,000      11,000         --            --
Richard C. Gibson...............  1996       203,850        87,400      23,400     70,000            --
  Chairman and Chief Executive    1995       199,388        23,400      23,400         --            --
  Officer, American               1994       195,239            --          --         --            --
  Agrisurance, Inc.
Bruce W. Slaughter..............  1996       168,550        21,000          --     75,000         9,478
  Senior Vice President,          1995       163,400            --          --         --            --
  Redland Insurance Company       1994        33,458(5)         --          --         --            --
Thomas D. Stamm.................  1996       154,705        40,078      22,078     55,000         9,739
  Senior Vice President,          1995       146,466        22,078      22,078     10,000         3,371
  Acceptance Insurance            1994       131,000        25,000          --     10,000            --
  Company

-------------------------
(1) Reflects amounts paid under the Management Incentive Compensation Plan adopted by the Company pursuant to which cash bonuses may be awarded to executives and key employees of the Company and its subsidiaries measured principally on Company earnings and individual performance.

(2) The amounts reflect cash bonuses earned by the named executive officers and payable in the next year. Bonuses earned in 1995 and prior years are payable in three annual installments.

(3) Except where indicated, these amounts reflect the Company's contribution on behalf of such persons to Defined Contribution Plans maintained by the Company.

(4) Includes $2,500 paid to Mr. Coon in 1996, and $5,000 in each of 1995 and 1994, as director fees by Major Realty Corporation, the 33.1% subsidiary of the Company.

(5) Mr. Slaughter became employed by the Company in October 1994.

     The following table sets forth information concerning options granted by the Company to its Chief Executive Officer and the named executive officers during the fiscal year ended December 31, 1996. The Company did not grant any stock appreciation rights in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS                                            POTENTIAL
-------------------------------------------------------------------------------------      REALIZED VALUE AT
                                                 % OF TOTAL                                  ASSUMED ANNUAL
                                 NUMBER OF        OPTIONS                                 RATES OF STOCK PRICE
                                 SECURITIES      GRANTED TO    EXERCISE                       APPRECIATION
                                 UNDERLYING      EMPLOYEES     OR BASE                      FOR OPTION TERM
                                  OPTIONS        IN FISCAL      PRICE      EXPIRATION    ----------------------
           NAME                GRANTED(#)(1)        YEAR        ($/SH)        DATE        5%($)        10%($)
           ----                -------------     ----------    --------    ----------     -----        ------
Kenneth C. Coon............    280,000 Shares       32.1%        (2)        7/1/2006     $856,658    $5,001,091
John P. Nelson.............    220,000 Shares       25.2         (2)        7/1/2006      673,088     3,929,429
Richard C. Gibson..........     70,000 Shares        8.0         (2)        7/1/2006      214,164     1,250,273
Bruce W. Slaughter.........     75,000 Shares        8.6         (2)        7/1/2006      229,462     1,339,578
Thomas D. Stamm............     55,000 Shares        6.3         (2)        7/1/2006      168,272       982,357

-------------------------
(1) These options vest in five equal tranches on the later of (a) each five annual anniversary date from the date of grant, or (b) the date on which the Targeted Trading Price described below has been met for the required period of time prior to the date of vesting. Additionally, the option holder must remain employed by the Company at the date of vesting. The exercise price for each tranche increases at a rate equal to a 15% annual compound growth in the trading price of the Common Stock from date of grant.

(2) Exercise price for each vesting period as follows:

 MINIMUM YEARS                       EXERCISE PRICE
OF SERVICE FROM                        PER SHARE
 DATE OF GRANT                  (TARGETED TRADING PRICE)
---------------                 ------------------------
1 Year......................            $19.694
2 Years.....................            $22.648
3 Years.....................            $26.045
4 Years.....................            $29.952
5 Years.....................            $34.445

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                      SHARES                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED*
                                     ACQUIRED                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                                        ON         VALUE               OPTIONS AT                    OPTIONS AT
                                     EXERCISE    REALIZED               FY-END(#)                     FY-END($)
               NAME                    (#)          ($)         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
               ----                  --------    --------       -------------------------     -------------------------
Kenneth C. Coon....................    None         N/A       118,146 Exercisable Options            $1,055,446
  Chairman, Chief Executive Officer                           363,500 Unexercisable Options             538,386
John P. Nelson.....................    None         N/A       7,500 Exercisable Options                  39,375
  President, Chief Operating
  Officer                                                     242,500 Unexercisable Options             120,589
Richard C. Gibson..................    None         N/A       No Exercisable Options                          0
  Executive Vice President,                                   70,000 Unexercisable Options                  784
  The Redland Group, Inc.
Bruce W. Slaughter.................    None         N/A       No Exercisable Options                          0
  Senior Vice President                                       75,000 Unexercisable Options                  840
  Redland Insurance Company
Thomas D. Stamm....................    None         N/A       7,500 Exercisable Options                  55,000
  Senior Vice President                                       67,500 Unexercisable Options               81,866
  Acceptance Insurance Company

-------------------------
* Calculated as the difference between the option exercise price and the closing price per share on the New York Stock Exchange on December 31, 1996.

EMPLOYMENT AGREEMENTS

     Kenneth C. Coon, Chairman and Chief Executive Officer of the Company, is employed under an employment agreement. Under this agreement, upon termination of his employment without cause or in certain circumstances by him, the Company is obligated to pay him the amount of his base salary remaining payable over the balance of his employment term (currently ending December 31, 1998, subject to annual automatic one year extensions unless terminated by either party upon one year's notice prior to each January 1), the amount of his highest annual cash bonus earned multiplied by the number of full and partial years remaining in his employment term, and the amount of any incentive, profit-sharing bonus, stock option or other plan accrued on his behalf. Similar payments are due upon the death or disability of Mr. Coon.

     John P. Nelson and Richard C. Gibson, respectively the President and Chief Operating Officer of the Company, and Chairman and Chief Executive Officer of American Agrisurance, Inc., one of the Company's subsidiaries, are each employed pursuant to identical employment agreements for a term currently ending December 31, 1998, but subject to annual automatic one-year extensions, unless terminated by either party upon 45 days notice prior to each January 1.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In 1993, the Committee developed the current compensation program covering the Company's Chief Executive Officer, and other executive officers and key employees. Compensation is composed of a combination of salary, incentive cash bonuses and stock option grants. The Committee believes that, when operating goals established for the Company are met, it is in the Company's best interest to maintain the level of experienced executives and key employees who delivered such results by allowing such persons to participate in the Company's profits.

     The Company intends that the salary portion of executive compensation, while intended to be competitive in the market place for comparable positions, is not intended as the principal vehicle for rewarding high-level performance by such executives. Rather, over time, the compensation policy will limit salary increases largely to reflect inflation and increased responsibility. The Management Incentive Compensation Plan, calling for the payment of cash bonuses in accordance with the provisions of the Plan, will be the vehicle for rewarding superior performance.

     The Management Incentive Compensation Plan includes the following:

        (a) Early each year, the Committee, working with the Chief Executive Officer and other key executives, will establish overall Company performance goals, as a target net earnings per share for the year. The senior executive of each staff and operating division, working with the Chief Executive Officer and the Committee, will set individual performance goals for key employees within their division, which are tied to the Company's strategic plan for such division for that year. These individual performance goals are intended to be objective and identifiable in order to measure the degree of performance by the executives and key employees.

        (b) The maximum bonus payable is established as a percentage of base salary which ranges from 200% for the Chief Executive Officer down to 20% for lower level key employees. There also is established, as a percentage of bonus payable, the extent to which the amount of bonus will be based upon meeting Company goals, and the extent to which the bonus will be based upon meeting individual goals. Not more than 20% of the maximum bonus payable may be granted at the discretion of the Committee. Attainment of Company goals is weighted more heavily for senior executives (100% for the Chief Executive Officer), while individual goals are weighted more heavily for executives and key employees at the staff and division levels.

        (c) For example, with regard to the Company performance goal, the Plan ties the amount of bonus payable, as a percentage of the total maximum, to an analysis of the degree to which goals are met, exceeded or not met. This formula calls for payment of 75% of the maximum bonus where 100% of the goals are achieved; an additional 1% of maximum bonus for each 1% that the goals are exceeded (up to the maximum amount of bonus); a reduction of 2% of maximum bonus for each 1% below 100% attainment of goals; with no bonus payable if less than 75% of goals are obtained. The Committee, working with the Chief Executive Officer, establishes similar goals for executives and key employees of the staff and division levels with respect to the percentage of bonus payable at different levels of individual goal achievement.

     For 1995 and prior years, incentive bonuses earned were payable over a three year period, with the first such payment to be made within 120 days following the end of the applicable year as to which the incentive bonus is earned, and on a like day each year thereafter. In 1996 the Plan was amended to provide that bonuses earned in one year are payable in full in the following year. The Committee may establish an aggregate maximum amount of bonuses which may be granted in any year. Historically, this has been established at 10% or less of the Company's pre-bonus net income.

     Effective June 1, 1996, the Company has adopted an Executive Deferred Compensation Plan. The Plan is a non-qualified deferred compensation arrangement pursuant to which eligible employees may defer compensation by having the Company pay over to the Plan and defer income tax liability on the deferred amounts until the compensation is received by them. Only highly compensated (in excess of $80,000 annually) or key management employees selected by the Committee and who elect to participate in the Plan are eligible under the Plan. The Company matches 100% of the first 5% of income deferred by participants in the Plan.

     The Committee believes that incentive stock options remain an important aspect of executive compensation, particularly for the Chief Executive Officer, Chief Operating Officer and senior executives. At present, the award of incentive stock options is made at the discretion of the Committee, although the Chief Executive Officer is consulted with respect to the grant of stock options to the other senior executives.

     The Committee has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it eminent that annual compensation to any executive officer will exceed $1 million. The Committee does, however, intend to monitor executive compensation, including the value of compensation which may ultimately be received by executive officers, including the Chief Executive Officer, comprised of salary, cash bonuses and receipt of values under stock option grants, and will address a policy to qualify compensation paid to executive officers under Section 162(m) at the time it deems it necessary to do so.

     In all respects, the action of the Compensation Committee is subject to approval by the Board of Directors. During 1996, based upon the foregoing criteria applied to the 1995 year, the Board of Directors awarded the Chief Executive Officer a 2% salary increase and did not award a cash bonus. The Board also exercised its discretion to award the Chief Executive Officer an option to purchase 280,000 shares of Common Stock pursuant to the 1996 Incentive Stock Option Plan (see table captioned "Option Grants in Last Fiscal Year").

     Members of the Compensation Committee are:

        Robert LeBuhn, Chairman
        David L. Treadwell
        Doug T. Valassis

                            STOCK PERFORMANCE GRAPHS

     The Company has undergone a substantial reorganization, changing its business from the citrus and real estate business activities in which it had been engaged, to the specialty property and casualty insurance business in which it currently is engaged. By mid-1992, with the Company's move of its headquarters from Bloomfield Hills, Michigan, to Omaha, Nebraska, the headquarters of its insurance operations, the reorganization was effectively complete. The Company believes that any comparison of its stock performance to that of comparable companies would require a comparison to property and casualty insurance companies commencing the last half of 1992, and to small capitalization food processor companies for the one-half year period prior thereto. Thus, stock performance is presented in two graphs, one covering the period of time from July 1, 1992 to December 31, 1996, comparing the performance of the Company's Common Stock to the Value Line Property and Casualty Insurance Group and the Russell 2000. The second graph, covering the period December 31, 1991 through June 30, 1992, compares the performance of the Company's Common Stock with the Value Line Food Processors Small Capitalization Group and the Russell 2000.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
  Acceptance Insurance Companies, Russell 2000 Index and Value Line Insurance:
                            Property/Casualty Index
                (Performance Results Through December 31, 1996)

         MEASUREMENT PERIOD               ACCEPTANCE       RUSSELL 2000       INSURANCE:
        (FISCAL YEAR COVERED)             INSURANCE           INDEX        PROPERTY/CASUALTY
                                          COMPANIES
7/1/92                                                             100.00
1992                                             106.94            118.21            124.25
1993                                             134.72            140.57            122.92
1994                                             166.66            137.78            123.70
1995                                             165.27            176.96            164.05
1996                                             219.43            204.96            182.38

Assumes $100 invested at the close of trading July 1, 1992 in Acceptance Insurance Companies common stock, Russell 2000 Index, and Insurance:
Property/Casualty

* Cumulative total return assumes reinvestment of dividends.

                                                     Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               Acceptance Insurance Companies, Russell 2000 Index
                and Value Line Food Processors: Small Cap. Index
                  (Performance Results Through June 30, 1992)

         MEASUREMENT PERIOD               ACCEPTANCE       RUSSELL 2000          FOOD
        (FISCAL YEAR COVERED)             INSURANCE           INDEX          PROCESSORS:
                                          COMPANIES                          SMALL CAP .
1991                                             100.00            100.00            100.00
6/30/92                                          106.93            100.17             87.47

Assumes $100 invested at the close of trading December 31, 1991 in Acceptance Insurance Companies common stock, Russell 2000 Index, and Food Processors: Small Cap.

* Cumulative total return assumes reinvestment of dividends.

                                                     Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon the Company's review of Forms 3, 4 and 5, and amendments thereto, furnished during or with respect to the Company's 1996 fiscal year, and separate written representations, no persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, ("Exchange Act") with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the Company's 1996 fiscal year or prior fiscal years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Doug T. Valassis, a director of the Company, is the son of George F. Valassis, a principal shareholder of the Company, and is President and Chief Operating Officer and a director of Franklin Enterprises, Inc. ("Franklin"). Franklin is a general partner of Valassis Enterprises, L.P., another principal shareholder of the Company. Edward W. Elliott, Jr., a director of the Company, is Vice Chairman and Chief Financial Officer and a director of Franklin. Messrs. Doug T. Valassis and Edward W. Elliott, Jr., are co-trustees of an irrevocable family trust ("Valassis Children's Trust") established by George F. Valassis. Under the terms of the governing trust instrument, at any time while Mr. Elliott is co-trustee, he may acquire any and all assets held in the trust by substituting other assets of equivalent value. Doug T. Valassis also is a one-third beneficiaries of the Valassis Children's Trust, and beneficiary of another family trust established by George F. Valassis.

     During the fiscal year ended December 31, 1996, the Company employed McCarthy & Co., d/b/a/ Long View Capital Management, a wholly-owned subsidiary of McCarthy Group, Inc., to furnish investment advisory services to the Company and paid McCarthy & Co., approximately $298,000 for such services. Michael R. McCarthy, a director of the Company, is Chairman and the controlling shareholder of McCarthy Group, Inc. Effective March 15, 1996, McCarthy Group, Inc., acquired an aggregate of 726,301 shares of the Company's Common Stock from a group of unrelated shareholders in an exchange offer for shares of common stock of McCarthy Group, Inc.

     The Company beneficially owns 33.1% of the common stock of Major Realty Corporation ("Major Realty"). Messrs. Bielfield, Coon, McCarthy & Treadwell are directors of both the Company and Major Realty. George F. Valassis, beneficial owner of approximately 13% of the Company's common stock, owns beneficially approximately 9.8% of the Major Realty common stock. Mr. Valassis is the father of Doug T. Valassis, a director of the Company. In October 1995, the Company loaned $5,100,000 to Major Realty, collateralized by real estate, and bearing interest at prime plus 1.5%. In April 1997, the Company and Major Realty agreed to restate the loan into a new note, bearing interest at prime plus 2.5%; added to principal in the new note was accrued and unpaid interest of $386,584, bringing the new note amount to $5,450,728.

     The Company contracts with Redland & Associates, Inc. and its affiliates to administer health insurance benefits for its employees and to place property and casualty coverage on behalf of the Company whereby Redland & Associates receives commissions from the insurance providers, which totalled $237,000 in 1996. In addition, the Company pays commissions and fees to Redland & Associates in connection with insurance written and loss control activities, which totalled $186,000 in 1996. Redland & Associates reimburses the Company for an allocable share of certain office occupancy expenses, in the sum of $174,000 in 1996. John
P. Nelson, President and Chief Operating Officer, and a Director of the Company, is Chairman of the Board and a principal shareholder of Redland & Associates.

     By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table provides information as of April 22, 1997, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                            SOLE OWNERSHIP              SHARED OWNERSHIP            TOTAL OWNERSHIP
                                      --------------------------   --------------------------   -----------------------
              NAME OF                 NUMBER OF        PERCENT     NUMBER OF        PERCENT     NUMBER OF     PERCENT
          BENEFICIAL OWNER            SHARES(1)      OF CLASS(2)   SHARES(1)      OF CLASS(2)   SHARES(1)   OF CLASS(2)
          ----------------            ---------      -----------   ---------      -----------   ---------   -----------
Doug T. Valassis(3).................    10,545(4)       *          1,974,875(5)      12.9%      1,985,420      13.0%
George F. Valassis
Valassis Enterprises, L.P.
Franklin Enterprises, Inc.
  1400 N. Woodward Avenue
  Suite 270
  Bloomfield Hills, MI 48304
Oak Value Capital...................  1,540,218         10.1%            --          *          1,540,218      10.1%
Management, Inc.(6)
  3100 Tower Blvd., Suite 800
  Durham, NC 27707
Alliance Capital Management
  L.P.(7)...........................        --          *          1,242,549          8.1%      1,242,549       8.1%
The Equitable Companies Incorporated
  787 Seventh Avenue
  New York, New York 10019
FMR Corp.(8)........................  1,014,000          6.6%            --          *          1,014,000       6.6%
  82 Devonshire Street
  Boston, MA 02109-3614
John P. Nelson......................   318,358(9)        2.0%       550,368(10)       3.6%       868,726        5.7%
Acceptance Insurance Companies Inc.
  Suite 600 North
  222 South 15th Street
  Omaha, NE 68102
Neumeier Investment Counsel(11).....   832,300           5.4%            --          *           832,300        5.4%
  26435 Carmel Rancho Blvd.
  Carmel, CA 93923
McCarthy Group, Inc. ...............   742,628           4.9%        82,018(12)      *           824,646        5.4%
  Suite 450, One Pacific Place
  1125 South 103rd Street
  Omaha, NE 68124

-------------------------
   * Less than one percent.

 (1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

 (2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

 (3) Based upon a Schedule 13D dated April 5, 1997 filed with the Securities and Exchange Commission jointly by George F. Valassis, Doug T. Valassis, Valassis Enterprise, L.P. and Franklin Enterprises, Inc.

 (4) Doug T. Valassis directly owns 4,545 shares of Common Stock, and immediately exercisable options to purchase 6,000 shares of Common Stock.

 (5) Includes 1,325,327 shares of Common Stock held by Valassis Enterprises, L.P., of which the general partners are George F. Valassis, individually, and Franklin Enterprises, Inc., of which George F. Valassis is the sole shareholder and Chairman of the Board and Doug T. Valassis is the President and Chief Operating Officer; 649,548 shares of Common Stock held pursuant to three trusts for which Doug T. Valassis acts as beneficiary and co-trustee. Excludes 55,957 shares of Common Stock held by George F. Valassis' spouse, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

 (6) Based on a Schedule 13G dated February 7, 1997, filed with the Securities and Exchange Commission on behalf of Oak Value Capital Management, Inc. Oak Value Capital Management, Inc. is an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940.

 (7) Based on a Schedule 13G dated February 12, 1997, filed with the Securities and Exchange Commission on behalf of a "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) comprised of: (i) Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, (the "Mutuelle Group"); (ii) AXA, a majority interest of which is owned by the Mutuelle Group; and (iii) The Equitables Companies Incorporated, a majority interest of which is owned by AXA. Alliance Capital Management L.P, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is a subsidiary of the Equitable Companies Incorporated.

 (8) Based on a Schedule 13G dated February 14, 1997, filed with the Securities and Exchange Commission on behalf of FMR Corp. FMR Corp. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and, because of a voting agreement may be considered to be controlled by Edward C. Johnson 3d, Chairman of FMR Corp. and members of his family.

 (9) John P. Nelson directly owns 303,358 shares of Common Stock, and immediately exercisable options to purchase 15,000 shares of Common Stock.

(10) Includes 117,540 shares of Common Stock held by a family corporation controlled by Mr. Nelson, 4,500 shares of Common Stock held by Mr. Nelson's wife, 109,000 shares of Common Stock held by Mr. Nelson's children and two corporations controlled by Mr. Nelson and his children, and 319,328 shares controlled by Mr. Nelson through revocable proxies.

(11) Based on a Schedule 13G dated January 30, 1997, filed with the Securities and Exchange Commission on behalf of Neumeier Investment Counsel. Neumeier Investment Counsel is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(12) Based on a Schedule 13D dated March 15, 1996, filed with the Securities and Exchange Commission by McCarthy Group, Inc. Includes 77,138 shares of Common Stock owned by McCarthy & Co., 4,080 share of Common Stock owned by McCarthy & Co.'s 401(k) Plan, and 800 shares of Common Stock managed by McCarthy & Co. d/b/a Long View Capital Management, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. McCarthy & Co. is a wholly owned subsidiary of McCarthy Group, Inc. Michael
     R. McCarthy, the Chairman, Chief Executive Officer and a director of McCarthy Group, Inc., also currently is a director of the Company and a nominee for director.

MANAGEMENT

     The following table provides information as of April 22, 1995, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a group.

                                                                           COMMON STOCK
                                                                -----------------------------------
                                                                  NUMBER OF SHARES       PERCENT OF
                                                                BENEFICIALLY OWNED(1)     CLASS(2)
                                                                ---------------------    ----------
Jay A. Bielfield(3).........................................             17,750             *
Kenneth C. Coon(4)..........................................            276,927              1.8%
Edward W. Elliott, Jr.(5)...................................            657,548              4.3%
Richard C. Gibson...........................................            289,927              1.9%
Robert LeBuhn(6)............................................              8,000             *
Michael R. McCarthy(7)......................................              6,000             *
John P. Nelson(8)...........................................            868,726              5.7%
R. L. Richards(9)...........................................             58,734             *
Bruce Slaughter.............................................                 --                *
Thomas D. Stamm(10).........................................             15,804             *
David L. Treadwell(11)......................................              6,200             *
Doug T. Valassis(12)........................................          1,985,420             13.0%
                                                                      ---------             ----
All directors and officers as a group (25 persons)..........          3,712,935             23.7%
                                                                      =========             ====

-------------------------
  *  Less than one percent.

 (1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him or her, except as described in the following footnotes.

 (2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

 (3) Includes 2,500 shares owned by Mr. Bielfield's spouse and immediately exercisable options to purchase 6,000 shares of Common Stock.

 (4) Includes 1,216 shares of Common Stock owned by Mr. Coon's spouse, 9,631 shares of Common Stock held for Mr. Coon's account by the trustee of the Employee Stock Ownership and Tax Deferred Savings Plan ("KSOP"), 1,717 shares of Common Stock held for Mrs. Coon's account by the trustee of the KSOP, and immediately exercisable options to purchase 154,146 shares of Common Stock.

 (5) Includes 649,548 shares of Common Stock held in various trusts for which the shareholder acts as a beneficiary, co-trustee or both, and immediately exercisable options to purchase 6,000 shares of Common Stock.

 (6) Includes immediately exercisable options to purchase 6,000 shares of Common Stock.

 (7) Includes immediately exercisable options to purchase 6,000 shares of Common Stock. See also Note (12) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."

 (8) See Notes (9) and (10) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."

 (9) Includes immediately exercisable options to purchase 6,000 shares of Common Stock.

(10) Includes immediately exercisable options to purchase 2,500 shares of Common Stock.

(11) Includes immediately exercisable options to purchase 6,000 shares of Common Stock.

(12) See Notes (4) and (5) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."

               IV. APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, shareholders will be asked to approve the 1997 Employee Stock Purchase Plan ("ESPP"). The ESPP was originally adopted by shareholders in 1992, and, except for the following information, the terms of the Plan have not been materially changed. The Plan is designed to encourage employees of the Company at all levels to become shareholders of the Company to provide them added incentive to remain employed by the Company and to contribute to the Company's success. A copy of the ESPP is attached as Annex A.

     The ESPP provides for purchase of shares of Common Stock by employees in phases of six month duration, during which they may subscribe for the purchase of Common Stock for 85% of its fair market value. The number of shares available under the ESPP remains at 500,000, less those that have already been subscribed for under the Plan since 1992. Employees are permitted to purchase not more than $25,000 in value annually of the Common Stock offered under the ESPP and payment may be made at the time that the shares are subscribed, at the end of the subscription period, or, at the employee's option, through payroll deductions. Employees may cancel subscriptions prior to the end of each six month phase and receive a refund of any money paid in under the Plan.

     The ESPP is designed to qualify for favorable tax treatment to participants under Section 423 and related Sections of the Internal Revenue Code. Under the Code employees are not taxed when they receive the Common Stock, only when they sell the Common Stock, in the amount of any gain realized.

     The ESPP was amended at the Annual Meeting of Shareholders in 1994 because of the adoption of then new regulations under Section 16 of the Securities and Exchange Act of 1934, as amended. The 1994 amendments tended to limit the participation in the ESPP by those employees of the Company who are subject to the Section 16 reporting requirements. The Securities and Exchange Commission has again amended the Section 16 regulations, essentially to remove from the application of Section 16 transactions between an employee and the Company, for the reason that such transactions do not involve trading with the public. Because of the new Section 16 regulations, the Board of Directors has recommended to shareholders an amendment to the Plan eliminating certain provisions added to the Plan in 1994. These amendments remove from the ESPP provisions which require Section 16 reporting employees to not participate in the Plan for a six month period if such employee has enrolled in the Plan but has canceled his or her subscription, and other provisions which limit participation by Section 16 reporting persons. The Board of Directors believes that the ESPP should be available for all eligible employees of the Company and recommends adoption of the 1997 ESPP, amended as described above.

                                V. OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth herein. However, if other proper matters should come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment with respect to any such matters.

                         ------------------------------

     Shareholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. The Proxy does not affect the right to vote in person at the Annual Meeting.

                                          By Order of the Board of Directors
                                          DONN E. DAVIS Secretary

April 29, 1997

                                                                         ANNEX A

                      ACCEPTANCE INSURANCE COMPANIES INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

     Statement of Employee Stock Purchase Plan, dated December 22, 1992, as amended May 24, 1994, and May 29, 1997, for Acceptance Insurance Companies Inc. (the "Company").

     Whereas the Board of Director of the Company (the "Board"), deems it in the best interests of the Company to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so, and

     Whereas the Board believes the Company can best obtain this benefit by establishing a plan whereby employees may acquire the Company's authorized but unissued Common Stock directly from the Company and on a payroll deduction basis, if desired, pursuant to Section 423 and related sections of the Internal Revenue Code,

     Now, therefore, the Board has adopted this Employee Stock Purchase Plan, effective upon approval by the affirmative vote of the holders of a majority of all classes of shares of the Company entitled to vote:

          1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. The Company wishes to establish a plan whereby employees may acquire the Company's authorized but unissued Common Stock directly from the Company and on a payroll deduction basis, if desired, making it easier for them to acquire such shares. It is felt that employee participation in the ownership of the business will be to the mutual benefit of both the employees and to the Company.

          2. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any employee of the Company or any of its subsidiaries who is in the employment of the Company at the offering date is eligible to participate in the Plan, except (a) employees who have been employed less than one year, (b) employees whose customary employment is 20 hours or less per week and (c) employees whose customary employment is not for more than five months in any calendar year. The work "employee" shall include officers, but not persons who are solely directors. Any other employee is eligible to the extent necessary to comply with Rule 16b-3(d)(2)(i)(A) promulgated under Section 16 of the Securities and Exchange Act (the "Exchange Act"), which requires that the plan have broad-based participation and not discriminate in favor of highly compensated employees.

          3. OFFERING DATES. From time to time, the Board of Directors of the Company may fix a date (hereinafter called the "Offering Date"), on which the Company will make an offer (hereinafter called an "Offering"), to all employees then eligible to participate, of an opportunity to purchase shares. Offerings will be made in one or more phases of six months each, each phase to start on an Offering Date as the Board of Directors shall fix, provided that no two phases shall run concurrently. The Board of Directors may, at its discretion, limit the number of shares available for purchase during a phase. No phase may be started after termination of the Plan, but any phase started prior to the Plan's termination may be completed, even though it runs beyond the Plan's termination date. Generally, phases commence on January 1, and July 1 of each year. In order to purchase the shares, an eligible employee must sign a Subscription Agreement and any other necessary papers between the Offering Date and the 30th day following each Offering Date (or if such 30th day is a Saturday, Sunday, or legal holiday, then the next succeeding business day).

          4. PRICE. The purchase price for stock for participants enrolling in a phase will be the lower of the amounts determined under the following paragraphs (a) and (b):

             (a) The purchase price shall be equal to 85% of the closing sale price of the shares on the New York Stock Exchange on the termination date of the phase, or when the subscription agreement is paid in full, whichever first occurs. If there is no sale of the shares on such date, then the last reported bid price on the Exchange on such date; or

             (b) The purchase price shall be equal to 85% of the mean of the closing sale price of the shares on the New York Stock Exchange on the commencement date of a phase, and the closing sale price of the shares of the New York Stock Exchange on the termination date of the phase, or when the subscription agreement is paid in full, whichever first occurs. If there s no sale of the shares of such dates, then the last reported bid price on the Exchange on such dates.

          Notwithstanding the foregoing, in no event may the purchase price be less than the estimated book value of the Company's common stock as of the termination date of the phase, as determined in good faith by the Board of Directors.

          5. NUMBER OF SHARES TO BE OFFERED. Shares under this Plan shall pertain to authorized and unissued Common Stock of the Company, par value $.40 par value per Share. The total number of Shares available for purchase under this Plan shall not exceed 500,000 in the aggregate. Appropriate adjustments in the above figure, in the subscription rate and in the minimum and maximum number of shares which an employee may purchase shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of the Plan, provided that no fractional shares shall be issued under the Plan.

          6. LIMITATION ON PARTICIPATION. An eligible employee may not elect to contribute to the Plan, whether by payroll deduction or by special purchase, more than 10% of such eligible employee's compensation for the calendar year. In addition, an eligible employee may not elect to make such contributions to the Plan with would permit more than $25,000.00 of common stock to be purchased for his or her account in any calendar year. For this purpose, the fair market value of the Company's Common Stock shall be determined at the time of the Offering Date.

          7. METHOD OF PAYMENT. Payment may be made in cash at the time the shares are subscribed for, or, at the employee's option, through payroll deductions over a period of not more than 50 weeks at a rate of not less than 2% nor more than 15% of compensation before deductions.

          8. TRUSTEE'S CONTROL OVER EMPLOYEE'S FUNDS AND SHARE ISSUANCE. The Board of Directors of the Company shall select a financial institution as Trustee under the Plan, both to handle all money paid in by employees and to obtain and deliver the shares. Stock certificates will be issued, under the Trustee's direction, as soon as practicable after the total purchase price has been paid by the employee, whether in cash or through payroll deduction.

          9. CANCELLATION OF PARTICIPATION IN PLAN. Each participating employee shall have the right to cancel his or her subscription at any time prior to payment in full for the shares for which he or she has subscribed by giving the Company written notice thereof, whereupon he or she will be refunded all money he or she has paid in. Should any installment be due and unpaid for 15 days without satisfactory arrangement for the payment thereof being made within such 15-day period, the Subscription Agreement shall thereby be automatically canceled and the money previously paid refunded to the employee.

          10. EMPLOYEES RIGHTS AS SHAREHOLDERS. No participating employee shall have any rights as a shareholder until full payment has been made for the shares he or she has subscribed for and a stock certificate actually issued.

          11. INTEREST. Interest shall accrue on funds held by the Trustee through payroll deductions at a rate to be determined by the Trustee, which shall be the same rate paid by the Trustee for other similar accounts held by it in trust.

          12. RIGHTS NOT TRANSFERABLE. Except as hereinafter set forth and unless otherwise provided by law, no participating employee shall have the right to sell, assign, transfer, pledge, or otherwise dispose of or otherwise encumber his or her right to participate in the Plan or his or her interest in the fund accumulated for his or her benefit, and such right and interest shall not be liable for or subject to the debts, contracts, or liabilities of such employee. If any such action is taken by the employee or any claim asserted by another party in respect to such right and interest, such action or claim will be treated as notice of cancellation, and except as may otherwise be required by law, refund will be made to such employee as provided in paragraph 9. Upon the death of a participating employee, his or her estate shall have the right, for a period of 60 days from the date of his or her death, to pay the entire balance due and receive the shares subscribed for.

          13. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason whatsoever, including, but not limited to, death or retirement, the participating employee or his or her estate may elect within 60 days after the happening of such event to pay the entire balance due and receive the shares subscribed for. The failure to make such election within such period will be treated as a notice of cancellation and, except as may otherwise be required by law, refund will be made to such employee or his or her estate as provided in paragraph 9.

          14. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no employee's existing rights are adversely affected thereby, and provided further than no such amendment of the Plan, shall, except as provided in paragraph 5, (a) increase the above 500,000 total number of shares available to be offered; (b) change the formula by which the price at which the share shall be sold shall be determined; and (c) increase the maximum number of shares which an eligible employee can purchase.

          15. SHARE OWNERSHIP. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 423(b)(3) of the Internal Revenue Code of 1986 shall apply in determining share ownership.

          16. EXERCISE OF SUBSCRIPTION AGREEMENT. An employee continues as a participant during an entire phase, and at the end of a phase, the employee may choose among three alternatives:

             (a) Exercise his or her subscription to buy all the shares of Common Stock for which the employee has subscribed and for which he or she has sufficient accumulated deductions, and receive any balance in the employee's account in cash; or

             (b) exercise part of his or her subscription to buy shares of Common Stock, and receive the balance of the employee's account in cash; or

             (c) not exercise any part of his or her subscription to buy shares of Common Stock, and receive all of the employee's account in cash.

          In the even that the employee as a participant takes no action to notify the Company of his or her intention not to exercise the employee's Subscription Agreement or to exercise only part of it, the participant's subscription to purchase shares will be exercised in its entirety for the employee on the termination date of the phase. Any cash balance in his or her account after such exercise will be refunded to the employee.

          17. ADMINISTRATION. The Plan is administered by the Board, or, if the Board so directs, by the Compensation Committee of the Company's Board, which shall be composed entirely of persons who are not eligible to participate in the Plan. The Board or the Compensation Committee, as the case may be, has the power to interpret and administer the Plan and to make all decisions on questions which may arise concerning the Plan. The Board's or the Compensation Committee's determinations shall be made in accordance with its judgment as to the best interests of the Company and its shareholders, and in accordance with the purposes of the Plan. Determinations of the Board or Compensation Committee shall be binding and conclusive with respect to the Company and participants. The Company does not intend to charge any participant a service or other fee in connection with the administration of the Plan, regardless of whether the participant withdraws from a phase or exercises all or a portion of the subscription agreed to by the participant for a phase.

          18. SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Company's obligation to deliver stock pursuant to Subscription Agreement is subject to compliance with federal and state securities laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable. The company shall not be required to sell or deliver stock pursuant hereto unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Exchange Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the securities are traded, or the provision of any state securities law, or that there has been compliance with the provisions of such act, rules, regulations and state laws.

          With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the plan administrators fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

     IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been approved by the Board of Directors of Acceptance Insurance Companies Inc., and is hereby made effective as of the 29th day of May, 1997.

                                          ACCEPTANCE INSURANCE COMPANIES INC.

                                          By
                                          --------------------------------------
                                                      KENNETH C. COON,
                                            Chairman and Chief Executive Officer

PROXY

                     ACCEPTANCE INSURANCE COMPANIES INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 29, 1997

The undersigned, a shareholder of Acceptance Insurance Companies Inc. (the "Company"), hereby appoints Kenneth C. Coon and Donn E. Davis, and each of them, attorneys, agents and proxies, with full power of substitutions to each, for and in the name of the undersigned to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, on May 29, 1997, at 10:00 a.m., Local Time, and at any adjournments thereof.

ELECTION OF DIRECTORS, Nominees:                                     (change of address)

                                                               --------------------------------------------------------
Jay A. Bielfield, Kenneth C. Coon, Edward W. Elliott, Jr.,
                                                               --------------------------------------------------------

Robert LeBuhn, Michael R. McCarthy, John P. Nelson,
                                                               --------------------------------------------------------

R.L. Richards, David L. Treadwell, Doug T. Valassis
                                                               --------------------------------------------------------
                                                               (if you have written in the above space, please mark the
                                                               corresponding box on the reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. NONE OF THE MATTERS INTENDED TO BE ACTED UPON BY THIS PROXY ARE RELATED TO OR CONDITIONED UPON APPROVAL OF OTHER MATTERS.
THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                       ____________________
                                                       / See Reverse Side /
                                                       ____________________


/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                SHARES IN YOUR NAME





                    FOR     WITHHELD                                                     FOR    WITHHELD   ABSTAIN
1.  Elections of    / /      / /                             2.  Approval of 1997        / /      / /        / /
    Directors                                                    Employee Stock
    (see reverse)                                                Purchase Plan

For, except vote withheld from the following nominee(s):     3.  Ratification of          / /      / /        / /
-------------------------------------------------------          appointment of
                                                                 Deloitte & Touche
                                                                 LLP as the Company's
                                                                 Principal Independent
                                                                 Public Accountants
                                                                                            CHANGE OF ADDRESS  / /

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND FOR ALL OTHER PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, OR, FOR GOOD CAUSE, WILL NOT SERVE.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 29, 1997 and ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

                          PLEASE MARK, SIGN, DATE AND
                        RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
                         SHAREHOLDERS SHOULD NOT SEND
                          ANY STOCK CERTIFICATES WITH
                              THEIR PROXY CARDS.

SIGNATURES(S)________________________________________  DATE ____________________


SIGNATURES(S)________________________________________  DATE ____________________
                    Joint Owner, if any


NOTE: Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.